UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

_________________

         Date of Report (Date of earliest event reported): October 5, 2004

KRONOS INCORPORATED

(Exact name of Registrant as Specified in its Charter)

Massachusetts	0-20109	04-2640942
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

297 Billerica Road, Chelmsford, MA 01824

 (Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code:(978) 250-9800

Not Applicable

 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_|	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_|	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_|	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_|	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.     Entry Into a Material Agreement

         On October 5, 2004, Kronos Incorporated (the “Company”) entered into an Acquisition Agreement, by and among the Company, 4246659 Canada Inc., a Canadian corporation and wholly-owned subsidiary of the Company (“Kronos Sub”), and Ad Opt Technologies Inc., a Canadian corporation (“AdOpt”). The Acquisition Agreement provides for a cash tender offer by Kronos Sub for 100% of the outstanding shares of capital stock, and options to purchase shares of capital stock, of AdOpt at a per share price of CAN $6.25, or an aggregate of CAN $69,900,000 (approximately USD $55,200,000). The purchase price will be funded through the use of cash and investments shown on the Company’s balance sheet.

         The Acquisition Agreement further provides for:

o	customary representations and warranties by AdOpt in favor of the Company and Kronos Sub;

o	restrictions on the operation of the business of AdOpt during the period beginning on October 5, 2004 through the closing date of the tender offer contemplated by the Acquisition Agreement;

o	subject to certain exceptions, restrictions on AdOpt’s ability to, among other things, solicit a competing transaction, negotiate or enter into a competing transaction, or withdrawal board of director approval of the Acquisition Agreement; and

o	customary closing conditions, including without limitation, the tender of at least 66 2/3% of the outstanding shares of capital stock and options to acquire shares of capital stock of AdOpt;

o	a break up fee equal to CAN $2,250,000 payable by AdOpt to Kronos Sub in connection with the termination of the Acquisition Agreement under the circumstances described in the agreement.

         In addition, Kronos has entered into an agreement with Crescendo Partner II, L.P. (“Crescendo”), a 10.29% stockholder of AdOpt, whereby Crescendo has agreed to tender all of its shares of AdOpt capital stock to Kronos Sub. In the event a more favorable offer to purchase Crescendo’s shares from a third party, Crescendo’s obligation to tender is subject to Kronos matching or beating such new offer.

         A copy of the Acquisition Agreement is attached to this Current Report on Form 8-K as Exhibit 2.1 and is incorporated herein by reference as though fully set forth herein. The foregoing summary of the Acquisition Agreement and the transactions contemplated thereby is not intended to be complete and is qualified in its entirety by the complete text of the Acquisition Agreement filed herewith.

Item 9.01      Financial Statements and Exhibits

         See the Exhibit Index on the page immediately preceding the exhibits for a list of exhibits filed as part of this Current Report on Form 8-K, which Exhibit Index is incorporated herein by reference.

SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 12, 2004	KRONOS INCORPORATED
By: /s/ Paul A. Lacy Paul A. Lacy Executive Vice President, Chief Financial and Administrative officer

EXHIBIT INDEX

Exhibit Number	Description
2.1
Acquisition Agreement, dated as of October 5, 2004, by and among the Registrant, 4246659 Canada Inc., a Canadian corporation and wholly-owned subsidiary of the Registrant, and Ad Opt Technologies Inc., a Canadian corporation.